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                   [GOODMAN PHILLIPS & VINEBERG LETTERHEAD]





December 10, 1996





POTASH CORPORATION OF SASKATCHEWAN INC.
Suite 500
122 - 1st Avenue South
Saskatoon, Saskatchewan
S7K 7G3


Ladies and Gentlemen:


We have acted as Canadian tax counsel to Potash Corporation of Saskatchewan Inc. (hereinafter "PCS"), in connection with the proposed merger (the "Merger") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 2nd, 1996 between PCS, a Saskatchewan corporation, Arcadian Corporation, a Delaware corporation (hereinafter "Arcadian") and PCS Nitrogen, Inc., a Delaware corporation and a wholly owned subsidiary of PCS ("Merger Sub").


In rendering our opinion described below, we have reviewed the Merger Agreement and have assumed that the representations and warranties therein are and will remain true, correct and complete and that the parties have complied with and will continue to comply with the covenants therein. In addition, we have reviewed the Proxy Statement/Prospectus (the "Proxy Statement Prospectus") relating to the proposed Merger of Arcadian with and into Merger Sub which is included in the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and have assumed that the statements therein upon which our opinion relies are and will remain true, correct and complete. Any variation or difference in the facts from those set forth or assumed either herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

You have requested our opinion regarding the discussions of the material concerning Canadian federal income tax consequences of the ownership of PCS common stock, which discussions are located in the section entitled "Certain Canadian Income Tax Considerations" of the Proxy

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Statement/Prospectus under the captions "Introduction", "Canadian Taxation of
Dividends on Shares of PCS Common Stock", "Canadian Taxation on Sale or Disposition of Shares of PCS Common Stock" and "Canadian Estate Taxation" as well as in the closing paragraph of the aforesaid section.

Based on the Income Tax Act (Canada), as amended, (the "ITA"), the regulations thereunder, our understanding of current published administrative practices and policies of Revenue Canada - Customs, Excise and Taxation ("Revenue Canada"), specific proposals to amend the ITA and the regulations thereunder publically announced prior to the date hereof and our consideration of other pertinent authorities, we are of the opinion that the discussion located in the section entitled "Certain Canadian Income Tax Considerations" of the Proxy Statement/Prospectus under the captions "Introduction", "Canadian Taxation of Dividends on Shares of PCS Common Stock", "Canadian Taxation on Sale or Disposition of Shares of PCS Common Stock" and "Canadian Estate Taxation" as well as in the closing paragraph of the aforesaid section, insofar as it relates to matters of Canadian federal income tax law, is a fair and accurate summary of the matters so discussed and applicable to those persons so described therein. This opinion is subject to all assumptions, limitations, qualifications and/or other conditions set out in the section entitled "Certain Canadian Income Tax Considerations" of the Proxy Statement/Prospectus under the captions "Introduction", "Canadian Taxation of Dividends on Shares of PCS
Common Stock", "Canadian Taxation on Sale or Disposition of Shares of PCS
Common Stock" and "Canadian Estate Taxation" as well as in the closing paragraph of the aforesaid section. There can be no assurance that contrary positions may not be asserted by Revenue Canada.

This opinion is being furnished in connection with the Proxy
Statement/Prospectus. You may rely upon or refer to the foregoing opinion in the Proxy Statement/Prospectus.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Goodman Phillips & Vineberg S.E.N.C. in the section entitled "Legal Matters" as well as in the section entitled "Certain Canadian Income Tax Considerations" of the Proxy Statement/Prospectus under the caption "Introduction".


Yours very truly,


GOODMAN PHILLIPS & VINEBERG, S.E.N.C.

/s/ GOODMAN PHILLIPS & VINEBERG, S.E.N.C.